Exhibit 99.1

News release	August 8, 2023

Hyzon Motors Inc., Announces Second Quarter 2023 Financial and Operational Results

ROCHESTER, NY, – August 8, 2023 – Hyzon Motors Inc. (NASDAQ: HYZN) ("Hyzon" or the "Company"), a high-power hydrogen fuel cell technology developer and global supplier of zero-emission heavy-duty fuel cell electric vehicles ("FCEVs"), today announced its second quarter 2023 financial and operational results.

Recent Highlights
•Deployed ten FCEVs under commercial agreements and collected $2.9 million in cash year-to-date
•U.S. 110kW truck program moved from prototype to production
•Completed 15 vehicle trials in North America since trial program launch in March 2022
•Five 110kW FCEVs truck orders from Performance Food Group ("PFG") expected to be delivered in late 2023
•Successfully completed six single-stack 200kW Fuel Cell System ("FCS") B-samples in the second quarter in addition to three completed in the first quarter of 2023
•Appointed Matthew Foulston, an accomplished finance executive, to the Board of Directors
•Net loss attributable to Hyzon of $(60.2) million and loss per share of $(0.25)
•EBITDA(1) of $(59.4) million and adjusted EBITDA(1) of $(33.0) million
•Unrestricted Cash, cash equivalents, and short-term investments of $172.4 million as of June 30, 2023, and approximately $158 million as of July 31, 2023

"Hyzon has made significant strides in the second quarter, both in the advancement of our 200kW fuel cell technology and in the commercialization of our heavy-duty fuel cell electric truck platforms, ” said Parker Meeks, Hyzon Chief Executive Officer. “We have been hard at work streamlining our vehicle offerings, operations, and geographies, and we are proud of the progress we have made at our U.S. fuel cell system production facility. Looking ahead to the remainder of the year, we are excited by the continued advancement of our commercial pipeline across our focused FCEV platforms, with commercial deployments ongoing toward our 10-20 vehicle goal this year. We believe our intense focus and disciplined execution of our operational milestones as well as significant improvements to streamline our business have positioned Hyzon well in the accelerating hydrogen industry.”

(1) These non-GAAP financial measures have been reconciled to the nearest GAAP measure in the tables under “Non-GAAP Financial Measures” within this press release. These measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate in the same fashion.

Accelerating the
Energy Transition	hyzonmotors.com

Second Quarter 2023 Business Highlights

Fuel Cell Electric Vehicle Deployments
By the end of the second quarter, Hyzon had deployed seven vehicles under commercial agreements to customers in 2023; three additional vehicles were deployed subsequent to the quarter end. Of those vehicles, three were deployed to customers in Europe, while seven coach buses were deployed to a customer in Australia and are currently in the process of completing final site acceptance steps.

With a total of ten vehicles deployed to date, Hyzon met the lower end of its previously announced 2023 guidance of 10-20 vehicles deployed under commercial agreements. Hyzon also has collected $2.9 million in cash receipts year-to-date against those vehicles.

U.S. 110kW Truck Program Moves from Prototype to Production
At the beginning of August, the Company completed its first U.S. 110kW truck built with production tooled components, which has progressed to a third-party test track in Michigan for durability testing. With this vehicle, built in collaboration with Fontaine Modification, the Company's third-party assembly partner, Hyzon's U.S. 110kW program moves from prototype to production. By commercializing the 110kW vehicle, Hyzon builds experience through product realization and customer engagement to support the future deployment of 200kW FCEVs.

North America Trial Program Expansion and Commercial Relationship Activation
The Company's North American trial program continued to expand, with 15 trials completed since March 2022, of which seven trials were completed in 2023. The Company has accumulated over 40,000 miles on its conventional truck platform in customer trial and track testing, gaining experience with and learnings from real world operations for future FCEV deployments.

Five 110kW FCEV Agreement Reached with Performance Food Group with 15 additional 200kW FCEVs upon successful completion of 200kW Trial
In June, Hyzon signed its first commercial agreement in the U.S. with PFG for five FCEVs in a pilot phase, with the potential for up to 50 FCEVs total. The first five FCEVs will be upfit with Hyzon Class 8 110kW fuel cell systems, and an additional 15 FCEVs will be upfit with Hyzon’s next-generation single-stack 200kW fuel cell system conditional on a successful 200kW vehicle trial. Following these vehicles, PFG and Hyzon also have agreed to work together regarding a mutually agreeable option for 30 additional FCEVs. The first five vehicles remain on track to be delivered in 2023.

Six Single-Stack 200kW Fuel Cell System B-samples completed in the second quarter of 2023, from three completions in the first quarter of 2023
In the second quarter, the Company announced completion and factory acceptance testing of six single-stack 200kW FCS B-samples at its production and innovation center in Bolingbrook, IL. This followed successful completion and factory acceptance testing of the initial three single-stack 200kW FCS during the first quarter of 2023. The Company achieved this efficiency improvement in part by successfully commissioning Hyzon's proprietary, automated roll-to-roll Membrane Electrode Assembly ("MEA") production line, the semi-automated single cell manufacturing line, and the fully automated fuel cell stack manufacturing line. The Company remains on track to complete the additional 16 B-samples in the second half of 2023 for a total of 25 200kW B-samples in 2023, along with C-sample declaration by the end of 2023.

New Board Member Appointment
In July, the Company appointed Matthew Foulston, an accomplished finance executive who served as CFO for three publicly listed companies: Covetus, Treehouse Foods, and Compass Minerals. Foulston serves as the Chair of the Audit Committee and as a member of the Compensation Committee.

Accelerating the
Energy Transition	hyzonmotors.com

Second Quarter 2023 Financial Results

For the quarter ended June 30, 2023, the Company reported cost of revenue of $2.4 million, research and development ("R&D") expense of $12.6 million, and selling, general, and administrative ("SG&A") expenses of $49.1 million. The current quarter SG&A expense included elevated legal and regulatory charges of $25.9 million, of which $22.0 million represents a loss contingency accrued in light of management’s assessment of the SEC investigation. The Company expects $7.0 million of this accrual to be paid within the next twelve months. There is no assurance that this loss contingency accrual will be adequate to resolve matters covered by the SEC investigation. Net loss attributable to Hyzon was $(60.2) million, as compared to net income attributable to Hyzon of $42.0 million for the quarter ended June 30, 2022. The change was largely driven by greater non-cash gains of $8.4 million and $66.1 million for the changes in estimated fair value of private placement warrant liability and earnout liability, respectively, reported for the quarter ended June 30, 2022. Basic and diluted loss per share was $(0.25) for the quarter ended June 30, 2023. For the second quarter ended June 30, 2022, the Company reported basic income per share of $0.17 and diluted income per share of $0.16.

For the six months ended June 30, 2023, the Company reported cost of revenue of $3.2 million, R&D expense of $21.9 million, and SG&A expense of $80.0 million. The year-to-date SG&A expense included elevated legal and regulatory charges of $33.6 million, of which $22.0 million represents loss contingency accrued in light of management’s assessment of the SEC investigation. The Company expects $7.0 million of this accrual to be paid within the next twelve months. There is no assurance that this loss contingency accrual will be adequate to resolve matters covered by the SEC investigation. Net loss attributable to Hyzon was $(90.5) million, as compared to net income attributable to Hyzon of $35.5 million for the six months ended June 30, 2022. The change was largely driven by greater non-cash gains of $9.9 million and $69.3 million for the changes in estimated fair value of private placement warrant liability and earnout liability, respectively, as well as a non-cash net gain of $10.1 million due to a fair value change in equity securities reported for the six months ended in June 30, 2022. Basic and diluted loss per share was $(0.37) for the six months ended June 30, 2023. For the six months ended June 30, 2022, the Company reported basic and diluted income per share of $0.14.

As of June 30, 2023, unrestricted cash, cash equivalents and short-term investments were $172.4 million, approximately $36.6 million lower than the March 31, 2023 balance of $209.0 million. The current quarter net cash outflow is the lowest since the fourth quarter of 2021. As of July 31, 2023, unrestricted cash, cash equivalents and short-term investments were approximately $158 million. Approximately $5 million of the $14 million July spend was for our annual D&O insurance coverage.

Non-GAAP Financial Measures

The Company reported adjusted EBITDA of $(33.0) million and $(60.3) million for the three and six months ended June 30, 2023, respectively. The Company reported adjusted EBITDA of $(28.0) million and $(48.8) million for the three and six months ended June 30, 2022. The changes in adjusted EBITDA were primarily due to higher personnel related costs driven by increased global headcount and continued investment in advancing our hydrogen-powered fuel cell technology.

These non-GAAP financial measures have been reconciled to the nearest GAAP measure in the tables under “Non-GAAP Financial Measures” within this press release.

Accelerating the
Energy Transition	hyzonmotors.com

Conference Call Information

The Hyzon management team will host a conference call to discuss its second quarter 2023 financial results on Tuesday, August 8, 2023, at 8:30 a.m. Eastern Time. The conference call can be accessed by dialing 1 (833) 470-1428 and entering the access code 848699. International participants can access the call via the corresponding number listed here and enter the access code 848699.

To listen to the live audio webcast and Q&A, visit the Hyzon investor relations website at investors.hyzonmotors.com. A replay and transcript of the webcast will be available on the website within 24 hours after the call. Hyzon's earnings press release and related materials will also be available on the Company's investor relations website.

About Hyzon Motors Inc.

Hyzon Motors is a global supplier of high-power fuel cell technology focused on integrating the technology into zero-emission heavy-duty hydrogen fuel cell electric vehicles. Hyzon’s low-cost, clean hydrogen infrastructure approach synchronizes supply with demand, accelerating the deployment of zero emission trucks. Utilizing its proven and proprietary hydrogen fuel cell technology, Hyzon aims to supply zero-emission heavy duty trucks to customers in North America, Europe, Australia, and New Zealand to mitigate emissions from diesel transportation - one of the single largest sources of global carbon emissions. Hyzon is contributing to the adoption of fuel cell electric vehicles through its demonstrated technology advantage, fuel cell performance, and history of rapid innovation. Visit www.hyzonmotors.com.

Use of Non-GAAP Financial Information

EBITDA and Adjusted EBITDA

To supplement its Consolidated Balance Sheets and Statements of Operations and Comprehensive Income (Loss), which are prepared and presented in accordance with U.S. generally accepted accounting principles ("GAAP"), Hyzon reports EBITDA and Adjusted EBITDA which are non-GAAP financial measures. EBITDA is determined by taking net income (loss) and adding interest income or expense, income tax expense or benefit, depreciation and amortization. Adjusted EBITDA is determined by taking EBITDA and adding non-cash stock-based compensation expense, change in fair value of private placement warrant liability, change in fair value of earnout liability, gain (loss) on equity securities and other special items determined by management, if applicable. We believe that these non-GAAP measures, viewed in addition to and not in lieu of our reported GAAP results, provide useful information to investors by providing a more focused measure of operating results, enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. EBITDA and Adjusted EBITDA has been reconciled to the nearest GAAP measure in the tables within this press release.

Free Cash Flow

In addition to reporting Hyzon's cash flow generation and usage based upon the operating, investing, and financing classifications included in the Consolidated Statements of Cash Flows, the Company also reports free cash flow, a non-GAAP financial measure which represents net cash used in operating activities less capital expenditures. The Company believes free cash flow is an important measure of operating performance because it provides management and investors with a measure of cash that is available for mandatory payment obligations and investment opportunities. Free Cash Flow has been reconciled to the nearest GAAP measure in the tables within this press release.

Accelerating the
Energy Transition	hyzonmotors.com

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words "could," "should," "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "project," the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements, including statements relating to the Company’s expectations regarding actions to focus and restructure its business and its expectations regarding the benefits of actions taken and that may be taken in the future in furtherance of such efforts, its beliefs and expectations regarding its technology and the performance and capabilities of its fuel cells and FCEVs; its outlook regarding its business milestones and the expected timing and benefits thereof, including commencement of commercial production of its fuel cell systems and FCEVs, its beliefs and outlook regarding momentum in its business, and its beliefs regarding its competitive position and the benefits thereof, are based on management's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyzon disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Hyzon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyzon, including risks and uncertainties described in the "Risk Factors" section of Hyzon's Form 10-K for the year ended December 31, 2022 filed with the SEC on May 31, 2023, Form 10-Q for the quarter ended March 31, 2023 filed on June 7, 2023, and other documents filed by Hyzon from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements, such as risks related to the ability to convert non-binding memoranda of understanding or vehicle trial agreements into binding orders or sales (including because of the current or prospective financial resources of the counterparties to Hyzon's non-binding memoranda of understanding and letters of intent), or the ability to identify additional potential customers and convert them to paying customers. Hyzon gives no assurance that Hyzon will achieve its expectations.

Contact:
IR@HyzonMotors.com

Media Contact:
Hyzon@kivvit.com

Accelerating the
Energy Transition	hyzonmotors.com

HYZON MOTORS INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts) (unaudited)
	June 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$140,536	$60,554
Short-term investments	31,879	194,775
Accounts receivable	950	29
Related party receivable	324	6,578
Inventory	44,008	35,553
Prepaid expenses and other current assets	8,542	15,365
Total current assets	226,239	312,854
Property, plant, and equipment, net	21,893	22,420
Right-of-use assets	8,536	9,181
Investments in equity securities	15,030	15,030
Other assets	13,351	15,411
Total Assets	$285,049	$374,896
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,743	$13,798
Accrued liabilities	23,564	25,587
Related party payables	424	433
Contract liabilities	6,836	3,919
Current portion of lease liabilities	1,899	2,132
Total current liabilities	40,466	45,869
Long term liabilities
Lease liabilities	6,727	7,492
Private placement warrant liability	321	1,122
Earnout liability	3,591	10,927
Deferred income taxes	526	526
Other liabilities	16,719	1,901
Total Liabilities	$68,350	$67,837
Commitments and contingencies
Stockholders’ Equity
Common stock, $0.0001 par value; 400,000,000 shares authorized, 244,708,119 and 244,509,208 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively.	25	25
Treasury stock, at cost; 3,769,592 shares as of June 30, 2023 and December 31, 2022, respectively.	(6,446)	(6,446)
Additional paid-in capital	375,818	372,942
Accumulated deficit	(149,094)	(58,598)
Accumulated other comprehensive loss	(2,898)	(153)
Total Hyzon Motors Inc. stockholders’ equity	217,405	307,770
Noncontrolling interest	(706)	(711)
Total Stockholders’ Equity	216,699	307,059
Total Liabilities and Stockholders’ Equity	$285,049	$374,896

Accelerating the
Energy Transition	hyzonmotors.com

HYZON MOTORS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$—	$46	$—	$2,934
Operating expense:
Cost of revenue	2,410	1,370	3,248	2,023
Research and development	12,597	10,483	21,937	17,419
Selling, general, and administrative	49,098	20,065	79,955	39,817
Total operating expenses	64,105	31,918	105,140	59,259
Loss from operations	(64,105)	(31,872)	(105,140)	(56,325)
Other income (expense):
Change in fair value of private placement warrant liability	160	8,415	801	9,938
Change in fair value of earnout liability	916	66,096	7,336	69,337
Gain (loss) on equity securities	—	(2,448)	—	10,082
Foreign currency exchange gain (loss) and other expense, net	280	(1,454)	1,430	(2,604)
Investment income and interest income, net	2,494	54	5,060	71
Total other income (expense)	3,850	70,663	14,627	86,824
Net income (loss) before income taxes	$(60,255)	$38,791	$(90,513)	$30,499
Income tax expense	—	—	—	526
Net income (loss)	$(60,255)	$38,791	(90,513)	29,973
Less: Net loss attributable to noncontrolling interest	(7)	(3,208)	(17)	(5,503)
Net income (loss) attributable to Hyzon	$(60,248)	$41,999	$(90,496)	$35,476

Comprehensive income (loss):
Net income (loss)	$(60,255)	$38,791	$(90,513)	$29,973
Foreign currency translation adjustment	(931)	(235)	(1,735)	(24)
Net change in unrealized gain (loss) on short-term investments	(691)	$—	(988)	—
Comprehensive income (loss)	$(61,877)	$38,556	$(93,236)	$29,949
Less: Comprehensive income (loss) attributable to noncontrolling interest	22	(2,840)	5	(5,009)
Comprehensive income (loss) attributable to Hyzon	$(61,899)	$41,396	$(93,241)	$34,958
Net income (loss) per share attributable to Hyzon:
Basic	$(0.25)	$0.17	$(0.37)	$0.14
Diluted	$(0.25)	$0.16	$(0.37)	$0.14
Weighted average common shares outstanding:
Basic	244,628	248,056	244,585	247,999
Diluted	244,628	258,265	244,585	258,772

Accelerating the
Energy Transition	hyzonmotors.com

Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

The following table reconciles net income (loss) to EBITDA and Adjusted EBITDA (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss)	$(60,255)	$38,791	$(90,513)	$29,973
Interest (income) expense, net	(304)	(54)	(439)	(71)
Income tax expense	—	—	—	526
Depreciation and amortization	1,111	702	2,193	1,606
EBITDA	$(59,448)	$39,439	$(88,759)	$32,034
Adjusted for:
Change in fair value of private placement warrant liability	(160)	(8,415)	(801)	(9,938)
Change in fair value of earnout liability	(916)	(66,096)	(7,336)	(69,337)
(Gain) loss on equity securities	—	2,448	—	(10,082)
Stock-based compensation	1,628	1,859	2,987	3,052
Regulatory and legal matters (1)	25,894	2,773	33,636	5,503
Adjusted EBITDA	$(33,002)	$(27,992)	$(60,273)	$(48,768)

(1)Regulatory and legal matters include legal, advisory, and other professional service fees incurred in connection with the short-seller analyst article from September 2021, and investigations and litigation related thereto. Also, includes legal loss contingency accrual of $22.0 million from discussions with the SEC regarding potential resolution of the SEC investigation.

Free Cash Flow

The following table reconciles cash flow used in operating activities to our free cash flow (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cash flow used in operating activities	$(36,045)	$(38,784)	$(82,058)	$(68,880)
Less: Capital expenditures	(1,223)	(3,757)	(2,684)	(7,652)
Free cash flow	$(37,268)	$(42,541)	$(84,742)	$(76,532)

Accelerating the
Energy Transition	hyzonmotors.com